UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2007, Cleveland-Cliffs Inc (the "Company") and Laurie Brlas, Senior Vice President, Chief Financial Officer and Treasurer of the Company, entered into a severance agreement (the "Severance Agreement") effective as of January 8, 2007. The Severance Agreement provides that, in the event that Ms. Brlas’ employment is terminated by the Company (other than as a result of death or disability or for cause) during the two-year period following a change in control, Ms. Brlas will be entitled to receive the following severance benefits:

• a lump sum payment in an amount equal to three times the sum of (1) her base pay at the highest rate in effect for any period prior to the termination date plus (2) incentive pay in an amount equal to the greater of the target bonus and/or target award opportunity for either of the previous two years;

• continued health and welfare benefits for a period of thirty-six months following the termination date;

• a lump sum payment in the amount equal to the present value of future pension benefits under the Company’s Supplemental Retirement Benefit Plan that Ms. Brlas would have been entitled to receive two years following the termination date as if she continued to be employed by the Company during those two years;

• base salary through the termination date plus pro rata incentive pay for the year in which termination occurs calculated at the greater of (1) target bonus and/or target award opportunity or (2) actual performance;

• in lieu of rights to receive deferred compensation under the Company’s deferred compensation plans, a lump sum payment in cash in an amount equal to 100% of her cash and stock balances under such plans;

• outplacement services; and

• lifetime post-retirement medical, hospital, surgical and prescription drug coverage for Ms. Brlas, her spouse and any eligible dependents.

Additionally, during the two-year period following a change in control, Ms. Brlas may terminate employment and receive the benefits described above if one or more of the following events has occurred (unless the Company may terminate her for cause):

• a significant adverse change in the nature or scope of her position with the Company or to her compensation and benefits;

• the liquidation, dissolution, merger, consolidation or reorganization of the Company (unless the successor assumes the Severance Agreement);

• relocation of the Company’s principal executive offices more than 25 miles from the location immediately prior to the change in control; or

• any material breach of the Severance Agreement by the Company or a successor that is not remedied within 10 days after receipt of written notice of such breach from Ms. Brlas.

In the event she is entitled to receive benefits under the Severance Agreement, Ms. Brlas will be entitled to receive certain tax gross-up payments with respect to those benefits.

The Severance Agreement is filed as Exhibit 10(a) to this Current Report on Form 8-K. The foregoing discussion of the terms of the Severance Agreement is qualified in its entirety by reference to the full text of such exhibit, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10(a) Severance Agreement by and between Cleveland-Cliffs Inc and Laurie Brlas dated February 20, 2007 and effective as of January 8, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

February 21, 2007	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.(a)	Severance Agreement by and between Cleveland-Cliffs Inc and Laurie Brlas dated February 20, 2007 and effective as of January 8, 2007